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                             [SPECIMEN]

                        CELLWAY VENTURES, INC.

          INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
      100,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE
This
certifies
that	                                                   CUSIP 15117M 10 9
                                                           SEE REVERSE FOR
                                                       CERTAIN DEFINITIONS

Is the owner of

       FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                        CELLWAY VENTURES, INC.

                                            COUNTERSIGNED
                                            PACIFIC STOCK TRANSFER COMPANY
                                            P.O. Box 93385
                                            Las Vegas, NV 89193

                                            By ______________________
                                               Authorized Signature

    transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended.
This certificate is not valid unless countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED

                            CELLWAY VENTURES, INC.
/s/ J. Morgan                                                /s/ J. Morgan
PRESIDENT                      CORPORATE SEAL                SECRETARY

                                  NEVADA